Exhibit 99.B.(d)(1)(c)

SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
COMPASS EMP FUNDS TRUST
and
VICTORY CAPITAL MANAGEMENT INC.

Dated May 21, 2015

MUTUAL FUNDS

Name of Fund		Fee(1)	Last Approved	Must Be Approved By

1.	Compass EMP U.S. 500 Volatility Weighted Fund	0.70%	April 17, 2015	April 17, 2017

2.	Compass EMP U.S. Small Cap 500 Volatility Weighted Fund	0.70%	April 17, 2015	April 17, 2017

3.	Compass EMP International 500 Volatility Weighted Fund	0.80%	April 17, 2015	April 17, 2017

4.	Compass EMP Emerging Market 500 Volatility Weighted Fund	0.85%	April 17, 2015	April 17, 2017

5.	Compass EMP U.S. 500 Enhanced Volatility Weighted Fund	0.70%	April 17, 2015	April 17, 2017

6.	Compass EMP International 500 Enhanced Volatility Weighted Fund	0.80%	April 17, 2015	April 17, 2017

7.	Compass EMP REC Enhanced Volatility Weighted Fund	1.05%	April 17, 2015	April 17, 2017

8.	Compass EMP Commodity Strategies Volatility Weighted Fund	0.80%	April 17, 2015	April 17, 2017

9.	Compass EMP Commodity Strategies Enhanced Volatility Weighted Fund	0.80%	April 17, 2015	April 17, 2017

10.	Compass EMP Long/Short Strategies Fund	1.15%	April 17, 2015	April 17, 2017

11.	Compass EMP Market Neutral Income Fund	0.60%	April 17, 2015	April 17, 2017

12.	Compass EMP Enhanced Fixed Income Fund	0.40%	April 17, 2015	April 17, 2017

13.	Compass EMP Ultra Short-Term Fixed Income Fund	0.40%	April 17, 2015	April 17, 2017

14.	Compass EMP Multi-Asset Balanced Fund	0.00%	April 17, 2015	April 17, 2017

15.	Compass EMP Multi-Asset Growth Fund	0.00%	April 17, 2015	April 17, 2017

16.	Compass EMP Alternative Strategies Fund	0.00%	April 17, 2015	April 17, 2017

17.	Compass EMP US High Dividend 100 Volatility Weighted Fund	0.70%	May 21, 2015	May 21,2017

18.	Compass EMP US EQ Income 100 Enhanced Volatility Weighted Fund	0.70%	May 21, 2015	May 21,2017

(1) Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

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ETFs

Fund Name		Fee(1)	Last Approved	Must Be Approved By

1.	Compass EMP U.S. 500 Volatility Weighted Index ETF	0.30%	April 17, 2015	April 17, 2017

2.	Compass EMP U.S. 500 Enhanced Volatility Weighted Index ETF	0.30%	April 17, 2015	April 17, 2017

3.	Compass EMP U.S. EQ Income 100 Enhanced Volatility Weighted Index ETF	0.30%	April 17, 2015	April 17, 2017

4.	Compass EMP U.S. Discovery 500 Enhanced Volatility Weighted Index ETF	0.40%	April 17, 2015	April 17, 2017

5.	Compass EMP Developed 500 Enhanced Volatility Weighted Index ETF	0.40%	April 17, 2015	April 17, 2017

6.	Compass EMP US Small Cap 500 Volatility Weighted Index ETF	0.30%	May 21, 2015	May 21, 2017

7.	Compass EMP International 500 Volatility Weighted Index ETF	0.40%	May 21, 2015	May 21, 2017

8.	Compass EMP Emerging Market 500 Volatility Weighted Index ETF	0.45%	May 21, 2015	May 21, 2017

9.	Compass EMP US High Dividend 100 Volatility Weighted Index ETF	0.30%	May 21, 2015	May 21, 2017

10.	Compass EMP US Small Cap High Dividend 100 Volatility Weighted Index ETF	0.30%	May 21, 2015	May 21, 2017

11.	Compass EMP International High Dividend 100 Volatility Weighted Index ETF	0.40%	May 21, 2015	May 21, 2017

12.	Compass EMP Emerging Market High Dividend 100 Volatility Weighted Index ETF	0.45%	May 21, 2015	May 21, 2017

(1) Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

COMPASS EMP FUNDS TRUST

By:	/s/ Christopher Dyer
Title: President

Accepted:
VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo
Title: Chief Financial Officer

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